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As filed with the Securities and Exchange Commission on August 10, 2005

Registration No. 333-123969

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Refco Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6200
(Primary Standard Industrial
Classification Code Number)
 One World Financial Center
200 Liberty Street, Tower A
New York, New York 10281
(212) 693-7000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)	20-2537426 (I.R.S. Employer Identification No.)

Dennis A. Klejna
Refco Inc.
One World Financial Center
200 Liberty Street, Tower A
New York, New York 10281
(212) 693-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq. Todd R. Chandler, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Joseph P. Collins, Esq. Edward S. Best, Esq. Mayer, Brown, Rowe and Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 (312) 782-0600	George A. Stephanakis, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        The sole purpose of this amendment is to amend Exhibits 5.1 and 23.2 to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the Exhibit Index of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)
  Exhibits

Exhibit	Name of Exhibit
†1.1	Form of Underwriting Agreement.
†3.1	Certificate of Incorporation of Refco Inc.
†3.2	Amended and Restated Certificate of Incorporation of the Registrant to be in effect at the time of the offering made under this Registration Statement.
†3.3	By-laws of Refco Inc.
†3.4	Amended and Restated By-laws of the Registrant to be in effect at the time of the offering made under this Registration Statement.
†4.1	Specimen Common Stock Certificate.
†4.2	Indenture, dated as of August 5, 2004, among Refco Group Ltd., LLC, Refco Finance Inc. and Wells Fargo Bank, National Association, as trustee.
†4.3
First Supplemental Indenture, dated as of August 5, 2004, among Refco Group Ltd., LLC, Refco Finance Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Assocation, as trustee.
†4.4
Registration Rights Agreement, dated as of August 5, 2004, among Refco Finance Holdings LLC, Refco Finance Inc. and Credit Suisse First Boston LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc.
†4.5
Securityholders Agreement, dated as of August 5, 2004, among New Refco Group Ltd., LLC, Refco Group Holdings, Inc., THL Refco Acquisition Partners and certain other Affiliates of Thomas H. Lee Partners, L.P. the Limited Partners or Affiliates of Limited Partners, the Executive Investors and the Employees party thereto.
†4.6	Form of Amended and Restated Securityholders Agreement.
5.1	Opinion of Weil, Gotshal & Manges LLP.
†10.1	Equity Purchase and Merger Agreement, dated as of June 8, 2004, among Refco Group Ltd., LLC, Refco Group Holdings, Inc., THL Refco Acquisition Partners and Refco Merger LLC.
†10.2	Executive Employment and Non-Competition Agreement, dated as of June 8, 2004, by and between Refco Group Ltd., LLC and Phillip R. Bennett.
†10.3
First Amendment to Equity Purchase and Merger Agreement, dated as of July 9, 2004, among Refco Group Ltd., LLC, Refco Group Holdings, Inc., THL Refco Acquisition Partners, Refco Merger LLC and New Refco Group Ltd., LLC.
†10.4	Executive Employment and Non-Competition Agreement, dated as of June 21, 2004, by and between Refco Group Ltd., LLC and Joseph Murphy.
†10.5	Executive Employment and Non-Competition Agreement, dated as of July 30, 2004, by and between Refco Group Ltd., LLC and William M. Sexton.
†10.6	Executive Employment and Non-Competition Agreement, dated as of July 30, 2004, by and between Refco Group Ltd., LLC and Santo Maggio.

†10.7	Executive Employment and Non-Competition Agreement, dated as of July 30, 2004, by and between Refco Group Ltd., LLC and Dennis Klejna.
†10.8
Credit Agreement, dated as of August 5, 2004, among Refco Finance Holdings LLC, New Refco Group Ltd., LLC, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, the other Lenders party thereto, Banc of America Securities LLC, Credit Suisse First Boston, acting through its Cayman Islands Branch, and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Running Managers, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Syndication Agent, and Deutsche Bank Securities Inc., as Documentation Agent.
†10.9	Assumption Agreement, dated as of August 5, 2004, made by Refco Group Ltd., LLC, in favor of Bank of America, N.A., as administrative agent.
†10.10	Security Agreement, dated as of August 5, 2004, made by Refco Finance Holdings LLC, New Refco Group Ltd., LLC and the Additional Grantors to Bank of America, N.A., as administrative agent.
†10.11	Security Agreement Supplement, dated August 5, 2004, made by Refco Group Ltd., LLC and Guarantors party thereto to Bank of America, N.A., as administrative agent.
†10.12	Parent Guaranty, dated as of August 5, 2004, made by New Refco Group Ltd., LLC in favor of the Secured Parties named in the Credit Agreement, dated as of August 5, 2004.
†10.13	Subsidiary Guaranty, dated as of August 5, 2004, made by the Guarantors in favor of the Secured Parties named in the Credit Agreement, dated as of August 5, 2004.
†10.14	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd. and Phillip R. Bennett.
†10.15	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd. and Joseph Murphy.
†10.16	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd. and William M. Sexton.
†10.17	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd. and Santo C. Maggio.
†10.18	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd. and Dennis A. Klejna.
†10.19	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd., LLC and Robert C. Trosten.
†10.20	Management Agreement, dated as of August 5, 2004, by and between New Refco Group Ltd., LLC, Refco Group Ltd., LLC and THL Managers V, LLC.
†10.21	Escrow Agreement, dated August 5, 2004, among New Refco Group Ltd., LLC, Refco Group Holdings, Inc., THL Refco Acquisition Partners and HSBC Bank USA, National Association.
†10.22	Restricted Unit Agreement, dated as of November 10, 2004, between New Refco Group Ltd., LLC and Leo R. Breitman.
†10.23	Restricted Unit Agreement, dated as of November 10, 2004, between New Refco Group Ltd., LLC and Ronald O' Kelley.

†10.24	Restricted Unit Agreement, dated as of November 19, 2004, between New Refco Group Ltd., LLC and Nathan Gantcher.
†10.25	Executive Employment and Non-Competition Agreement, dated as of December 6, 2004, by and between Refco Group Ltd., LLC and Gerald M. Sherer.
†10.26	Restricted Unit Agreement, dated as of December 6, 2004, between New Refco Group Ltd., LLC and Gerald M. Sherer.
†10.27
Amendment, dated as of March 15, 2005, to the Credit Agreement, dated as of August 5, 2004, among Refco Group Ltd., LLC (successor by merger to Refco Finance Holdings LLC), as borrower, New Refco Group Ltd., LLC, each lender from time to time party thereto, Banc of America Securities LLC, Credit Suisse First Boston, acting through its Cayman Islands branch, and Deutsche Bank Securities Inc., as co-lead arrangers and joint book running managers, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Syndication Agent, Deutsche Bank Securities Inc., as Documentation Agent, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
†10.28	Form of New Refco Group Ltd., LLC Restricted Unit Agreement.
†10.29	Form of Refco 2005 Stock Incentive Plan.
†10.30	Purchase and Sale Agreement, dated as of June 21, 2005, between Refco Group Ltd., LLC and Cargill, Incorporated.
†10.31	Form of Restricted Stock Agreement.
†10.32	Form of Restricted Stock Agreement for Independent Directors.
†10.33	Form of Agreement and Plan of Merger among Thomas H. Lee Equity Fund V, L.P., THL Refco Blocker Corp. and Refco Inc.
†10.34	Form of Agreement and Plan of Merger among Thomas H. Lee Parallel Fund V, L.P., THL Refco Blocker Corp. II and Refco Inc.
†10.35	Form of Agreement and Plan of Merger among Thomas H. Lee Equity (Cayman) Fund V, L.P., THL Refco Blocker Corp. III and Refco Inc.
†10.36
Form of Agreement and Plan of Merger among Credit Suisse Anlagestiftung, Pearl Holding Limited, Vega Invest (Guernsey) Limited and Partners Group Private Equity Performance Holding Limited, PG Direct Invest No. 10, Inc. and Refco Inc.
†10.37	Form of Agreement and Plan of Merger among GM Capital Partners I, L.P., GM-Refco II Corp. and Refco Inc.
†10.38	Form of Assignment and Contribution Agreement among Refco Inc. and the persons and entities listed on the signature pages thereto.
†11.1
Statement re Computation of Per Share Earnings (incorporated by reference to the Notes to the Unaudited Pro Forma Consolidated Financial Statements of Income included in Part I of this Registration Statement).
†21.1	List of Subsidiaries.
†23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

†24.1	Power of Attorney (included on signature page).

†
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 10, 2005.

REFCO INC.
By:	/s/ PHILLIP R. BENNETT Name: Phillip R. Bennett Title: President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PHILLIP R. BENNETT Phillip R. Bennett	President and Director (Principal Executive Officer)	August 10, 2005
* Gerald M. Sherer	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2005
* Leo R. Breitman	Director	August 10, 2005
* Nathan Gantcher	Director	August 10, 2005
* David V. Harkins	Director	August 10, 2005
* Scott L. Jaeckel	Director	August 10, 2005
* Thomas H. Lee	Director	August 10, 2005
* Ronald L. O'Kelley	Director	August 10, 2005

S-1

* Scott A. Schoen	Director	August 10, 2005
*By:	/s/ PHILLIP R. BENNETT Phillip R. Bennett As Attorney-In-Fact

S-2

EXHIBIT INDEX

Exhibit	Name of Exhibit
†1.1	Form of Underwriting Agreement.
†3.1	Certificate of Incorporation of Refco Inc.
†3.2	Amended and Restated Certificate of Incorporation of the Registrant to be in effect at the time of the offering made under this Registration Statement.
†3.3	By-laws of Refco Inc.
†3.4	Amended and Restated By-laws of the Registrant to be in effect at the time of the offering made under this Registration Statement.
†4.1	Specimen Common Stock Certificate.
†4.2	Indenture, dated as of August 5, 2004, among Refco Group Ltd., LLC, Refco Finance Inc. and Wells Fargo Bank, National Association, as trustee.
†4.3
First Supplemental Indenture, dated as of August 5, 2004, among Refco Group Ltd., LLC, Refco Finance Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.
†4.4
Registration Rights Agreement, dated as of August 5, 2004, among Refco Finance Holdings LLC, Refco Finance Inc. and Credit Suisse First Boston LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc.
†4.5
Securityholders Agreement, dated as of August 5, 2004, among New Refco Group Ltd., LLC, Refco Group Holdings, Inc., THL Refco Acquisition Partners and certain other Affiliates of Thomas H. Lee Partners, L.P. the Limited Partners or Affiliates of Limited Partners, the Executive Investors and the Employees party thereto.
†4.6	Form of Amended and Restated Securityholders Agreement.
5.1	Opinion of Weil, Gotshal & Manges LLP.
†10.1	Equity Purchase and Merger Agreement, dated as of June 8, 2004, among Refco Group Ltd., LLC, Refco Group Holdings, Inc., THL Refco Acquisition Partners and Refco Merger LLC.
†10.2	Executive Employment and Non-Competition Agreement, dated as of June 8, 2004, by and between Refco Group Ltd., LLC and Phillip R. Bennett.
†10.3
First Amendment to Equity Purchase and Merger Agreement, dated as of July 9, 2004, among Refco Group Ltd., LLC, Refco Group Holdings, Inc., THL Refco Acquisition Partners, Refco Merger LLC and New Refco Group Ltd., LLC.
†10.4	Executive Employment and Non-Competition Agreement, dated as of June 21, 2004, by and between Refco Group Ltd., LLC and Joseph Murphy.
†10.5	Executive Employment and Non-Competition Agreement, dated as of July 30, 2004, by and between Refco Group Ltd., LLC and William M. Sexton.
†10.6	Executive Employment and Non-Competition Agreement, dated as of July 30, 2004, by and between Refco Group Ltd., LLC and Santo Maggio.
†10.7	Executive Employment and Non-Competition Agreement, dated as of July 30, 2004, by and between Refco Group Ltd., LLC and Dennis Klejna.
†10.8
Credit Agreement, dated as of August 5, 2004, among Refco Finance Holdings LLC, New Refco Group Ltd., LLC, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, the other Lenders party thereto, Banc of America Securities LLC, Credit Suisse First Boston, acting through its Cayman Islands Branch, and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Running Managers, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Syndication Agent, and Deutsche Bank Securities Inc., as Documentation Agent.

†10.9	Assumption Agreement, dated as of August 5, 2004, made by Refco Group Ltd., LLC, in favor of Bank of America, N.A., as administrative agent.
†10.10	Security Agreement, dated as of August 5, 2004, made by Refco Finance Holdings LLC, New Refco Group Ltd., LLC and the Additional Grantors to Bank of America, N.A., as administrative agent.
†10.11	Security Agreement Supplement, dated August 5, 2004, made by Refco Group Ltd., LLC and Guarantors party thereto to Bank of America, N.A., as administrative agent.
†10.12	Parent Guaranty, dated as of August 5, 2004, made by New Refco Group Ltd., LLC in favor of the Secured Parties named in the Credit Agreement, dated as of August 5, 2004.
†10.13	Subsidiary Guaranty, dated as of August 5, 2004, made by the Guarantors in favor of the Secured Parties named in the Credit Agreement, dated as of August 5, 2004.
†10.14	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd. and Phillip R. Bennett.
†10.15	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd. and Joseph Murphy.
†10.16	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd. and William M. Sexton.
†10.17	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd. and Santo C. Maggio.
†10.18	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd. and Dennis A. Klejna.
†10.19	Restricted Unit Agreement, dated as of August 5, 2004, between New Refco Group Ltd., LLC and Robert C. Trosten.
†10.20	Management Agreement, dated as of August 5, 2004, by and between New Refco Group Ltd., LLC, Refco Group Ltd., LLC and THL Managers V, LLC.
†10.21	Escrow Agreement, dated August 5, 2004, among New Refco Group Ltd., LLC, Refco Group Holdings, Inc., THL Refco Acquisition Partners and HSBC Bank USA, National Association.
†10.22	Restricted Unit Agreement, dated as of November 10, 2004, between New Refco Group Ltd., LLC and Leo R. Breitman.
†10.23	Restricted Unit Agreement, dated as of November 10, 2004, between New Refco Group Ltd., LLC and Ronald O' Kelley.
†10.24	Restricted Unit Agreement, dated as of November 19, 2004, between New Refco Group Ltd., LLC and Nathan Gantcher.
†10.25	Executive Employment and Non-Competition Agreement, dated as of December 6, 2004, by and between Refco Group Ltd., LLC and Gerald M. Sherer.
†10.26	Restricted Unit Agreement, dated as of December 6, 2004, between New Refco Group Ltd., LLC and Gerald M. Sherer.
†10.27
Amendment, dated as of March 15, 2005, to the Credit Agreement, dated as of August 5, 2004, among Refco Group Ltd., LLC (successor by merger to Refco Finance Holdings LLC), as borrower, New Refco Group Ltd., LLC, each lender from time to time party thereto, Banc of America Securities LLC, Credit Suisse First Boston, acting through its Cayman Islands branch, and Deutsche Bank Securities Inc., as co-lead arrangers and joint book running managers, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Syndication Agent, Deutsche Bank Securities Inc., as Documentation Agent, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

†10.28	Form of New Refco Group Ltd., LLC Restricted Unit Agreement.
†10.29	Form of Refco 2005 Stock Incentive Plan.
†10.30	Purchase and Sale Agreement, dated as of June 21, 2005, between Refco Group Ltd., LLC and Cargill, Incorporated.
†10.31	Form of Restricted Stock Agreement.
†10.32	Form of Restricted Stock Agreement for Independent Directors.
†10.33	Form of Agreement and Plan of Merger among Thomas H. Lee Equity Fund V, L.P., THL Refco Blocker Corp. and Refco Inc.
†10.34	Form of Agreement and Plan of Merger among Thomas H. Lee Parallel Fund V, L.P., THL Refco Blocker Corp. II and Refco Inc.
†10.35	Form of Agreement and Plan of Merger among Thomas H. Lee Equity (Cayman) Fund V, L.P., THL Refco Blocker Corp. III and Refco Inc.
†10.36
Form of Agreement and Plan of Merger among Credit Suisse Anlagestiftung, Pearl Holding Limited, Vega Invest (Guernsey) Limited and Partners Group Private Equity Performance Holding Limited, PG Direct Invest No. 10, Inc. and Refco Inc.
†10.37	Form of Agreement and Plan of Merger among GM Capital Partners I, L.P., GM-Refco II Corp. and Refco Inc.
†10.38	Form of Assignment and Contribution Agreement among Refco Inc. and the persons and entities listed on the signature pages thereto.
†11.1
Statement re Computation of Per Share Earnings (incorporated by reference to the Notes to the Unaudited Pro Forma Consolidated Financial Statements of Income included in Part I of this Registration Statement).
†21.1	List of Subsidiaries.
†23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
†24.1	Power of Attorney (included in signature page).

†
Previously filed.

QuickLinks

Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX